Exhibit 99.1

Unless otherwise indicated or required by the context, references to the “Company,” “us,” “we” and “our” are to R.R. Donnelley & Sons Company and its consolidated subsidiaries.

Company Overview

Since our founding in 1864, we have helped businesses connect with their customers through communications. After going public in 1956, we operated as one of the largest commercial printing companies in the world, printing a variety of publications, including staples of the American magazine industry such as Time and Life.

In 2016, in order to concentrate on our core marketing and business communications business and streamline our operations, we completed the separation of the financial communications and data services business (“Donnelley Financial Solutions, Inc.” or “Donnelley Financial”) and the publishing and retail-centric print services and office products business (“LSC Communications, Inc.” or “LSC”) into two separate publicly traded companies.

Today, we are focused on helping companies better connect with their customers across the full range of print and digital communications — from the marketing programs used to acquire new and inspire repeat customers, to the business communications used to service, inform and transact with those customers over time. We assist clients in developing and executing multichannel communication strategies that engage audiences, reduce costs, drive revenues and enhance compliance. We help clients communicate more effectively by working to create, manage, produce, distribute and process content on their behalf. Our innovative content management offering, production platform, supply chain management, outsourcing capabilities and customized consultative expertise assists our clients in the delivery of integrated messages across multiple media to highly targeted audiences at optimal times to their customers in virtually every private and public sector.

We have strategically located operations that provide local service and responsiveness while leveraging the economic, geographic and technological advantages of a global organization. We serve large, fragmented markets experiencing tremendous changes in the ways in which organizations communicate with their target audiences utilizing both print and digital channels. We keep the customer front and center, every step of the way. Every brand interaction presents an opportunity to deliver relevant, meaningful customer experiences. Through our comprehensive marketing solutions and multichannel business services, we help clients synchronize and strengthen each touchpoint along the customer journey to convert valuable prospects and customers into loyal partners and advocates. From marketing programs that generate new business to critical communications that extend brand relationships, we believe we offer the industry’s most comprehensive portfolio of capabilities designed to help our clients optimize connections across the full customer journey with maximum impact and efficiency.

Our Segments

We report our financial results through two primary business segments: Business Services and Marketing Solutions. A description of these segments and their product and service offerings are summarized below.

Business Services

Our Business Services segment provides customized solutions at scale to help clients inform, service and transact with their customers. The segment’s primary product and service offerings include commercial print, packaging, statement printing, labels, supply chain management, forms and business process outsourcing. This segment includes all of our operations in Asia, Canada, Europe and Latin America. For the year ended December 31, 2020, our Business Services segment accounted for 77.3% of our consolidated net sales.

Commercial Print

We provide various commercial printing products and offer a full range of branded materials including manuals, publications, brochures, business cards, flyers, post cards, posters and promotional items. Commercial print accounted for 36.8% of our Business Services segment’s net sales for the year ended December 31, 2020.

Packaging

We provide packaging solutions, ranging from rigid boxes to in-box print materials, for clients in consumer electronics, life sciences, cosmetics and consumer packaged goods industries. Packaging accounted for 18.7% of our Business Services segment’s net sales for the year ended December 31, 2020.

Labels

We produce custom labels for clients across multiple industries including warehouse and distribution, retail, pharmaceutical, manufacturing and consumer packaging. We offer distribution and shipping labels, healthcare and durable goods labels, promotional labels and consumer product goods packaging labels. Labels accounted for 13.5% of our Business Services segment’s net sales for the year ended December 31, 2020.

Statements

We create critical business communications, including customer billings, financial statements, healthcare communications and insurance documents. Our capabilities include design and composition, variable imaging, email, archival and digital mail interaction, as well as our innovative RRDigital solution set. Statements accounted for 12.0% of our Business Services segment’s net sales for the year ended December 31, 2020.

Supply Chain Management

We provide workflow design to assembly, configuration, kitting and fulfillment for clients in life sciences and healthcare, consumer electronics, telecommunications, cosmetics, education and industrial industries. During 2020, we experienced a significant increase in demand for our kitting services driven by COVID-19-related orders. Supply chain management accounted for 9.0% of our Business Services segment’s net sales for the year ended December 31, 2020.

Forms

We produce a variety of forms including invoices, order forms and other business forms that support both the private and public sectors for clients in financial, government, retail, healthcare and business services industries. Forms accounted for 5.5% of our Business Services segment’s net sales for the year ended December 31, 2020.

Business Process Outsourcing

We provide outsourcing services including creative services, research and analytics, financial management and other services for legal providers, insurance, telecommunications, utilities, retail and financial services companies. Business process outsourcing accounted for 4.5% of our Business Services segment’s net sales for the year ended December 31, 2020.

Marketing Solutions

Our Marketing Solutions segment leverages an integrated portfolio of data analytics, creative services and multichannel execution to deliver comprehensive, end-to-end solutions. The segment’s primary product and service offerings include direct marketing, in-store marketing, digital print, kitting, fulfillment, digital and creative solutions and list services. For the year ended December 31, 2020, our Marketing Solutions segment accounted for 22.7% of our consolidated net sales.

Direct Marketing

We provide audience segmentation, creative development, program testing, print production, postal optimization and performance analytics for large-scale personalized direct mail programs. Direct marketing accounted for 51.4% of our Marketing Solutions segment’s net sales for the year ended December 31, 2020.

Digital Print and Fulfillment

Using digital and offset production capabilities, we provide in-store marketing materials, including signage and point-of-purchase materials, as well as custom marketing kits that require multiple types of marketing collateral. Under the trade name MotifTM, we also create custom photobooks. Digital print and fulfillment accounted for 39.4% of our Marketing Solutions segment’s net sales for the year ended December 31, 2020.

Digital and Creative Solutions

We help clients manage their customer data in order to better understand their customers and guide more effective marketing communications efforts. In addition, we create, edit and manage content for delivery across multiple marketing communications channels including print and digital advertising, direct marketing and mail, packaging, sales collateral, in-store marketing and social media. Digital and creative solutions accounted for 9.2% of our Marketing Solutions segment’s net sales for the year ended December 31, 2020

Corporate

Our Corporate segment consists of unallocated general and administrative activities and associated expenses including, in part, executive, legal, finance, communications, certain facility costs and last-in-first-out inventory provisions. In addition, certain costs and earnings of employee benefit plans, such as pension and other postretirement benefits (“OPEB”) plan expense (income) and share-based compensation, are included in Corporate and not allocated to the operating segments. Corporate also manages our cash pooling structures, which enables participating international locations to draw on our international cash resources to meet local liquidity needs.

Market Overview

The print and related services industry, in general, continues to have excess capacity and remains highly competitive and fragmented. Our clients operate in an evolving and ever-changing market. While the market is large and fragmented, there are tremendous changes occurring in how organizations need to create, manage, deliver and measure their communications. Some of the key factors facing our clients include regulatory changes, sensitivity to economic conditions, raw material pricing volatility and United States Postal Service (“USPS”) actions. In addition, technological changes, including the electronic distribution of documents and data, online distribution and hosting of media content, and advances in digital printing, print-on-demand and internet technologies, continue to impact the market for many of our products and services.

We believe that, across our range of products and services, competition is based primarily on quality and the ability to service the special needs of clients at a competitive price. Therefore, we believe we need to continue to differentiate our product and service offerings and aggressively manage our cost structure to remain competitive.

Competitive Strengths

Extensive and Diverse Client Base

We have approximately 30,000 clients worldwide, including 94% of the Fortune 100, 82% of the Fortune 500, and 71% of the Fortune 1000. Our products and services enable some the world’s largest companies to create, manage and deliver comprehensive and cost-effective multi-channel communications around the world.

Limited Client Concentration across Broad Range of Industries

We have a diverse customer base across various industries. Our top ten customers, which accounted for 19% of our net sales for the year ended December 31, 2020, participate in various end markets, including consumer technology, manufactured goods, retail, healthcare and logistics. No single industry or client accounted for more than 20% or 10% of our net sales, respectively, for the year ended December 31, 2020. This broad diversification across industries and limited client concentration helps mitigate the effects of a downturn in a particular industry or market. This diversification has also helped reduce the impact on net sales during the COVID-19 pandemic. Although we have clients that operate in industries hard-hit by the effects of COVID-19, including airlines, lodging, restaurants, non-essential retailers and education, this reduction in volume has been partially offset by new pandemic-related orders in other industries.

Comprehensive Portfolio of Key Products and Services

Our business is differentiated by the wide array of quality communications products and services, including print and content management, we provide for our clients. This comprehensive portfolio of integrated communications solutions allows our clients to engage audiences, reduce costs and increase revenues. Our innovative content management offering, production platform, supply chain management, outsourcing capabilities and customized consultative expertise assist our clients in the delivery of integrated messages across multiple media to highly targeted audiences.

Experienced and Diverse Management Team

We have a highly experienced and diverse management team with deep expertise in global sales, marketing, operations, finance and technology. Our CEO, Dan Knotts, has spent over 30 years at RRD in various senior roles and leads a team with over 180 years of collective experience. We believe our management team has the skills necessary to maintain and strengthen our position as a leader in the marketing solutions and business services landscape while facilitating our evolution into a data-driven and digitally integrated platform. Women represent 43% of the independent directors on our Board of Directors and 25% of our executive leadership team.

Business Strategy

Winning Through Integrated Print and Digital Solutions

We work with our clients to help them better connect with their customers with a full range of print and digital solutions. Our global platform provides a wide range of capabilities, including creative and design, data analytics, content management, digital and print execution, supply chain management and distribution services. We deliver value to our clients by offering comprehensive solutions that reduce complexity, drive efficiency and enhance our interconnectedness.

Offering Innovative Solutions to Capture Market Opportunities

We continue to develop innovative solutions to meet increasing customer demands and capture evolving market opportunities. Below are some of the innovations we have recently introduced.

ConnectOne by RRD™ is an end-to-end communications management platform that helps marketers enhance brand continuity, streamline workflows and accelerate speed-to-market while driving down costs and improving their ROI. ConnectOne delivers a comprehensive suite of technologies for marketing automation, digital asset management, personalization at scale and data-driven supply chain management. Combined with RRD’s unmatched communications management resources and expertise, ConnectOne delivers a simplified 360-degree view of enterprise communications through a single portal.

Touchless World by RRD™ provides a comprehensive set of solutions that leverage the power of dynamic, strategically located, scannable smart tags designed for smartphone engagement. According to a recent consumer survey from the Shekel Group, 87% of consumers prefer shopping in stores with touchless or robust self-checkout options during the COVID-19 pandemic. Even before the COVID-19 pandemic, contactless options were expected to grow by 200% by 2025. RRD’s Touchless World solutions are designed to make consumers feel safe throughout the entire shopping experience, up to and including payments. With Touchless World by RRD™, every brand touchpoint can be contactless — and capable of activating powerful data, delivering contextual, personalized messaging. Enhanced with NFC, QRC, or other 2D/3D code technology, these scannable smart tags become powerful when RRD expertly integrates them with labels, retail signage, commercial print, packaging, forms, and direct mail. After a quick scan using a smartphone, dynamic content is delivered to the end-user. In addition, RRD provides content development, campaign management, and data analytics services required to bring these customer interactions to life. As an example, we recently activated our Touchless World by RRD™ solution to support production and distribution for Apple App Clip Codes. App Clips are a way for iPhone users to quickly access and experience a small part of an app.

Flex Mailer™ is a mailing package that converts items that would normally ship as parcels (i.e., boxes) to United States Postal Service (USPS) automated flats (i.e., large envelopes). Items go into an inner tray that is divided into quadrants for product placement and flexibility. The inner tray fits into a highly flexible outer mailer package, which meets the USPS thickness and flexibility guidelines to qualify as an automated flat — resulting in notable cost savings for companies that can tally into millions of dollars for high-volume distribution while also being environmentally responsible. Flex Mailer™ has been thoroughly tested to hold and protect contents and is an ideal solution for retail, pharma, nutraceuticals, food and beverage, cosmetics, health and beauty aids, or higher education applications. Any brand that sends customers promotional items, product samples or rigid items can leverage the Flex Mailer™ for cost savings and innovative packaging that’s 100% recyclable.

Leveraging Portfolio to Expand Scope of Client Engagements

Approximately 70% of our clients have a tenure of four years or more. Among our top 1,000 clients, these long-tenured clients spent an average of approximately $4.3 million with us in 2020 across multiple product and service areas, compared to $1.4 million for clients with a one-year tenure that generally utilized only one product or service. While our long-tenured clients are the core of our business, the nearly 9,000 clients who have been working with us for less than four years represent a significant opportunity to expand business by offering additional products and services and capturing a greater share of their marketing and communications spending.

Strategic Focus Areas

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Strengthen Core: We intend to optimize our business performance by providing exceptional service and product quality to our clients while aggressively reducing our costs in order to improve margins and fund our transformation efforts.

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Drive Revenue: We intend to drive profitable growth in each of our core businesses and shift our portfolio mix toward higher growth segments. We intend to extend the range of our capabilities, products and service offerings to fuel organic growth from our global client base.

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Improve Financial Flexibility: We intend to maintain a disciplined approach to capital allocation with a continued focus on reducing our leverage, while increasing flexibility to invest in our future through strategic acquisitions and business partnerships.

Discontinued Operations

During 2020, as part of our strategy to focus on our core product and service offerings, we completed our plan to exit our Logistics business. This business included Print Logistics, which was disposed of on July 2, 2018; Courier Logistics, which was disposed of on March 2, 2020; DLS Worldwide, which was disposed of on November 2, 2020; and International Logistics which was disposed of on November 3, 2020. These businesses were included in the Business Services segment and primarily provided logistics services to a broad range of clients in the United States and globally. The financial results of these businesses have been excluded from continuing operations and segment results for all periods presented unless otherwise noted.

Recent Developments

ABL Credit Facility

We intend to amend our existing $800 million amended and restated senior secured asset-based revolving credit facility (the “ABL Credit Facility”) to, among other things, extend the maturity date to the date that is five years after the date of effectiveness of the ABL Amendment and to reduce the aggregate availability under the ABL Credit Facility to the lesser of (a) $650 million and (b) a borrowing base formula based on the amount of accounts receivable, inventory, machinery, equipment and, if we were to so elect in the future subject to the satisfaction of certain conditions, fee-owned real estate of ours and our material domestic subsidiaries, subject to certain eligibility criteria and advance rates (the “ABL Amendment”). We expect the closing of the ABL Amendment to occur on or about April 15, 2021. However, we can provide no assurances that we will be able to consummate the ABL Amendment on the terms described above or at all, and any changes from the terms described herein may be material. To the extent we do not consummate the ABL Amendment, the ABL Credit Facility will continue to remain in place without giving effect to such proposed amendments.

In addition, whether or not the proposed amendment to the ABL Credit Facility is consummated, we intend, on or prior to April 15, 2021 to borrow $55.6 million aggregate principal amount of loans under our ABL Credit Facility in order to repay the $55.6 million aggregate principal amount outstanding of our 8.875% debentures due 2021.